UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2013

KITE REALTY GROUP TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN		46204
(Address of principal executive offices)		(Zip Code)

(317) 577-5600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(d): On November 5, 2013, the Board of Trustees (the “Board”) of Kite Realty Group Trust (the “Company”) elected Barton R. Peterson as a trustee of the Company, effective immediately. The Board has determined, after considering all of the relevant facts and circumstances known as of the date hereof, that Mr. Peterson is an independent trustee in accordance with the NYSE listing standards and the Company’s Corporate Governance Guidelines.

Mr. Peterson currently serves as senior vice president of corporate affairs and communications and is a member of the executive committee at Eli Lilly and Company. Prior to joining Eli Lilly and Company in 2009, Mr. Peterson was Managing Director at Strategic Capital Partners, LLC from June 2008 to June 2009. During spring 2008, Mr. Peterson was a fellow with the Institute of Politics of Harvard University’s Kennedy School of Government. During the 2008-2009 academic year, Mr. Peterson was a Distinguished Visiting Professor of Public Policy at Ball State University. He continues as a fellow with the University’s Bowen Center for Public Affairs. From 2000 to 2007, Mr. Peterson served two terms as Mayor of Indianapolis, Indiana. He also served as President of the National League of Cities in 2007. Mr. Peterson received a bachelor’s degree from Purdue University in 1980 and earned his law degree at the University of Michigan in 1983.

In connection with his election as a member of the Board, Mr. Peterson will be entitled to certain compensation that all of the Company’s non-employee trustees receive, including: (i) a $42,500 annual retainer paid in cash, (ii) 3,000 restricted common shares that will vest one year from the date of grant, which were granted upon Mr. Peterson’s initial election to the Board, and (iii) annual grants of restricted common shares with an aggregate value of $42,500 that will vest one year from the date of grant. The compensation described in clauses (i) and (iii) above will be pro-rated for Mr. Peterson’s service in 2013.

As a non-employee trustee, Mr. Peterson may elect to defer eligible fee and retainer compensation until such time as his service on the Board is terminated, pursuant to the Company’s Trustee Deferred Compensation Plan. Pursuant to the plan, equity compensation which is deferred vests immediately and is credited as a number of deferred share units to an individual account for each trustee. A share unit represents an unfunded right to receive one of the Company’s common shares at a future date. Share units are credited with dividend equivalents to the extent dividends are paid on the Company’s common shares.

The foregoing is qualified in its entirety by reference to the press release announcing such appointment, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit No.	Description

99.1	Kite Realty Group Trust Press Release dated November 12, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

November 12, 2013	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit	Document

99.1	Kite Realty Group Trust Press Release dated November 12, 2013